                                                                   EXHIBIT 23.11

                        Independent Auditors' Consent



The Board of Directors
Harbinger Corporation

We consent to the use of our report dated June 14, 1996 relating to the consolidated balance sheets of NTEX Holding B.V. as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended included in Harbinger Corporation's Current Report on Form 8-K/A Amendment No. 1 filed on June 17, 1996 and incorporated by reference in Amendment No. 1 to the Form S-4 registration statement of Harbinger Corporation.





                                                 Moret Ernst & Young Accountants


The Hague, November 13, 1997
November 13, 1997